SHARE PURCHASE

AGREEMENT

between

Johnathan Greenburg

-hereinafter „seller “ -

and

Kronos Advanced

Technologies, Inc.

“KNOS”

-hereinafter „buyer “ -

who are concluding the following stock purchase and transfer agreement:

1.The seller owns 78% of the issued and outstanding shares of Zyppah, Inc, a Nevada company (“The Shares”).

2.The buyer hereby purchases 78% of the issued and outstanding shares in exchange for shares of KNOS (total price $4,000,000) which represents the full purchase price or 90000000 common shares.

3.The Zyppah shares under this agreement will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and will not be subject to any liens or encumbrances.

4.As agreed between the parties, the effective date of this agreement for accounting purposes is the date of execution of this agreement and the shares issued to Seller of KNOS and the shares transferred of Zyppah to KNOS has be considered completed prior to the formality of shares issuance or physical transfer.